EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

On Track Innovations Ltd.:

We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-111770, No. 333-115953, No. 333-121316, No. 333-127615, No. 333-130324, No. 333-135742, No. 333-142320, No. 333-153667 and No. 333-171507) and in the registration statements on Form S-8 (No. 333-101491, No. 333-116429, No. 333-128106, No. 333-140786 No. 333-149034 No. 333-149575 and No. 333-173075) of On Track Innovations Ltd. of our report dated March 29, 2011, with respect to the consolidated balance sheets of On Track Innovations Ltd. and its subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of operations, shareholders’ equity and non controlling interest, comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2010, which report appears in the December 31, 2010 annual report on Form 20-F of On Track Innovations Ltd.

/s/ Somekh Chaikin
Certified Public Accountants (Isr.)
A Member Firm of KPMG International

Tel Aviv, Israel
March 29, 2011